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FORM NO. 2
                                    [graphic
                                    omitted]

                                     BERMUDA

                             THE COMPANIES ACT 1981

                      ALTERED MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(l) and (2))

                            MEMORANDUM OF ASSOCIATION

                                       OF

                            E-PUB (HOLDINGS) LIMITED

                    Hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

NAME              ADDRESS            BERMUDIAN        NATIONALITY      NUMBER OF
                                      STATUS                             SHARE
                                     (Yes/No)                         SUBSCRIBED

Ian P. Pilgrim                         No                British          1

Garth Lorimer-Turner                   No                British          1

Patricia Colmet                        Yes               British          1

All of:           Bermuda Commercial Bank Building
                  44 Church Street
                  Hamilton HM12, Bermuda



do hereby respectively agree to take such number of shares as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares alloted to us respectively.


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3.   The Company is to be a exempted Company as defined by the Companies Act
     1981.

4. The Company has power to hold land situated in Bermuda not exceeding in all, including following parcels

     N/A

5. The authorised share capital of the Company is US $1,400,000 divided into shares of US $0.05/each. The minimum subscribed share capital of the Company is US $14,000.

6.   The objects for which the Company is formed and incorporated are-

     (i) to carry on business as an investment holding company and to acquire and hold property, both real and personal, including, but without prejudice to the generality of the foregoing, shares, stocks, debentures, debenture stock, scrip, bonds, mortgages, obligations, loan notes and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stocks, debentures, debenture stock, scrip, bonds, mortgages, obligations, loan notes and securities of any kind issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Bermuda or elsewhere, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being;

     (ii) to acquire any such shares and other securities as are mentioned in paragraph (i) by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the issue of or subscription for any such security by any company, corporation or undertaking whatsoever;

    (iii) to acquire and hold in its corporate name any estate or interest in land outside of these Islands, acquired as an investment pursuant to paragraph (i), and to manage the investments, sell, exchange, mortgage, lease and otherwise deal in and dispose of the same and any interest or rights therein as the Company shall from time to time determine;

     (iv) to co-ordinate the administration, policies, management supervision control, research, planning, trading and any and all other activities of any company or companies now or hereafter incorporated or acquired which may be or may became a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in The Companies Act 1981 or, with the prior written approval of the Minister of Finance, any company or companies now or hereafter incorporated or acquired with which the Company may be or may become associated; and

     (v) as set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Act.

7. (i) The Company shall have the power to issue preferred shares redeemable at the option of the holder in accordance with the provisions of
          Section 42 of the Act; and

     (ii) The Company shall have the power to purchase or otherwise acquire shares of the Company in accordance with the provisions of Section 42A of the Act.



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Signed by each subscriber in the presence of at least one witness attesting the signature thereof-

/s/Roderick M. Forrest                          /s/S. Abbott
------------------------------                  --------------------------------
Roderick M. Forrest

/s/Ian P. Pilgrim                               /s/S. Abbott
------------------------------                  --------------------------------
Ian P. Pilgrim

/s/Patricia Colmet                              /s/S. Abbott
------------------------------                  --------------------------------
Patricia Colmet


(Subscribers)                                       (Witnesses)

 SUBSCRIBED this 30th day of June, 1997.


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STAMP DUTY (to be affixed)










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                             THE COMPANIES ACT 1981

                                 SECOND SCHEDULE
                                (Section 11 (2))

Subject to section 4A, a Company may by reference include in its memorandum any of the following objects, that is to say the business of:

(a)  insurance and re-insurance of all kinds;

(b)  packaging of goods of all kinds;

(c)  buying, selling and dealing in goods of all kinds;

(d)  designing and manufacturing of goods of all kinds;

(e) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

(f) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

(g) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(h) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(i) ships and aircraft owners, managers, operators, agents, builders and repairers;

(j) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(k)  travel agents, freight contractors and forwarding agents;

(l)  dock owners, wharfingers, warehousemen;

(m) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(n)  all forms of engineering;

(o) developing, operating, advising or acting as technical consultants to any other enterprise or business;

(p) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and


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     dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce.

(q) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

(r)  buying, selling, hiring, lettering and dealing in conveyances of any sort;

(s) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

(t) to acquire by purchase or otherwise hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated;

(u) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence; and

(v)  to be and carry on the business of a mutual fund within the meaning of section 156A.


Provided that none of these objects shall enable the company to carry on restricted business activity as set out in the Ninth Schedule except with the consent of the Minister.


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                             THE COMPANIES ACT 1981
                                 (Section 11(1))

Subject to any provision of the law, a company limited by shares shall without reference in its memorandum have the powers set out in the First Schedule unless any of such powers are excluded by its memorandum.

                                 FIRST SCHEDULE

A Company limited by shares may exercise all or any of the following powers subject to any provision of the law or its memorandum:

1 to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

2. to apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights;

3. to enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

4. to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

5. subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of whose shares are held by the company;

6. to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assure any liabilities or obligations incidental thereto;

7. to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects;

8. to promote any company for the purpose of acquiring to taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

9. to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;


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10.  to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;


11. to take land in Bermuda by way of lease or letting agreement for a term not exceeding fifty years, being land "bona fide" required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

12. except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real o personal property and every description in Bermuda or elsewhere and to sell exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

13. to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

14. to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

15. to borrow or raise or secure the payment of money in such manner as the company may think fit;

16. to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

17. when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

18. to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

19. to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

20. to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;


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21.  to allot and issue fully paid shares of the company in payment or part payment of any property purchased or otherwise acquired by the company or for any past services performed for the company;

22. to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

23.  to establish agencies and branches;

24. to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

25. to pay all costs and expenses of or incidental to the incorporation and organisation of the company;

26. to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

27. to do any of the things authorised by this sub-section and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

28. to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.


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